UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2015

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into Material Definitive Agreement.

On May 22, 2015, Warren Resources, Inc. (the “Company”), a Maryland corporation, entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, Wilmington Trust, National Association, as Administrative Agent (the “Agent”), GSO Capital Partners LP, as Sole Lead Arranger and Sole Bookrunner (“GSO”), and the lenders from time to time a party thereto. The Credit Agreement provides for a five-year, $250 million term loan facility (the “Credit Facility”) that matures on May 22, 2020. At the closing of the Credit Facility, certain of the lenders extended credit in the form of new term loans in the amount of $172.5 million and in the form of commitments for delayed draw term loans for up to an additional $30 million, subject to certain incurrence tests.  In addition, certain of the lenders exchanged approximately $69.6 million of the Company’s previously issued 9.000% Senior Notes due 2022 (the “Senior Notes”) at a discount for approximately $47.2 million of first lien term loans.

The Credit Facility is subject to prepayment in respect of asset sales, subject to limited reinvestment rights and certain excluded asset sales, provided that the commitments for delayed draw term loans shall be increased by the amount of the net proceeds of certain sales of the Company’s oil and gas properties in excess of $25 million.  The Credit Facility is guaranteed by Warren Resources of California, Inc., Warren E&P, Inc. and Warren Marcellus LLC, which are three of the Company’s wholly-owned subsidiaries (the “Guarantors”).  The Credit Facility is secured by substantially all of the oil and gas assets of the Company and the Guarantors.  The Credit Facility is also secured by all of the equity interests in the Guarantors.  Certain third party swap and derivative transactions may be secured pursuant to an intercreditor agreement on a pari passu basis with the same collateral securing the Credit Facility.

Proceeds from the new term loans under the Credit Facility were used to repay in full the Company’s existing indebtedness under its Third Amended and Restated Credit Agreement with Bank of Montreal, as Administrative Agent, and the lenders party thereto (the “2014 Facility”), to pay certain fees and expenses and for working capital. Proceeds of the new term loans and the delayed draw term loans under the Credit Facility may be used from time to time for working capital, capital expenditures, repayment of outstanding debt, acquisitions and other general corporate purposes.

The annual interest rate on borrowings under the Credit Facility will be 8.5% plus LIBOR for  the applicable LIBOR period (with a minimum LIBOR rate of 1%).

At any time prior to May 22, 2016, the Company may repay the term loans under the Credit Facility, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the notes plus a make-whole premium, together with accrued and unpaid interest, if any to the redemption date. The term loans may be repaid, in whole or in part, on or after May 22, 2016 at repayment prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest, if any:

Year	Percentage
2017	104.00%
2018	102.00%
2019	101.00%

Notwithstanding the foregoing, prepayments funded from the proceeds of sales of equity of up to $25 million or the proceeds of sales of certain of the Company’s oil and gas properties will be subject to a 101% repayment premium.

The Company is subject to certain covenants required by the Credit Facility which includes (a) during the period commencing on the eighteen (18) month anniversary of the closing date until the twenty-four (24) month anniversary of the closing date, the Consolidated First Lien Leverage Ratio (as defined in the

Credit Agreement) for any period of four consecutive fiscal quarters shall not be greater than 5.5 to 1.0, determined as of the last day of each fiscal quarter, and (b) during the period following the end of the twenty-four (24) month anniversary of the closing date until the maturity date of the facility, the Consolidated First Lien Leverage Ratio for any period of four consecutive fiscal quarters shall not be greater than 5.0 to 1.0 as of the last day of each fiscal quarter.

The Credit Facility is subject to other usual and customary conditions, representations, and warranties, including restrictions on certain additional indebtedness, dividends to shareholders, liens, investments, mergers, acquisitions, asset dispositions, repurchase or redemption of our common stock, speculative commodity transactions, transactions with affiliates and other matters. The Credit Facility is subject to customary events of default. If an event of default occurs and is continuing, the Agent may, or at the request of certain required lenders shall, accelerate amounts due under the Credit Facility (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

The foregoing description of the Credit Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 1.02.   Termination of Material Definitive Agreement

As described above, proceeds from the Credit Facility have been used to refinance the Company’s existing indebtedness under the 2014 Credit Facility. All balances owed under the 2014 Credit Facility have been paid and the Company’s obligations have been satisfied, with the exception of customary post-termination obligations. See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 3.03.     Material Modification to Rights of Security Holders.

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

On May 26, 2015, the Company issued a press release announcing the closing of the Credit Facility and the completion of the related exchange of Senior Notes.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
10.1

Credit Agreement dated as of May 22, 2015, among Warren Resources, Inc., as Borrower, Wilmington Trust, National Association, as Administrative Agent, the lenders party thereto, with GSO Capital Partners LP, as Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release of Warren Resources, Inc. dated May 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement dated as of May 22, 2015, among Warren Resources, Inc., as Borrower, Wilmington Trust, National Association, as Administrative Agent, the lenders party thereto, with GSO Capital Partners LP, as Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release of Warren Resources, Inc. dated May 26, 2015.